Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-198979 on Form S-8 and Registration No. 333-204064 on Form S-3 of our report dated September 10, 2015 relating to our audit of the financial statements and the financial statement schedule, which appear in this Annual Report on Form 10-K of Applied Genetic Technologies Corporation for the year ended June 30, 2015.

/s/ McGladrey LLP

Raleigh, North Carolina

September 10, 2015